MIRAGE RESORTS, INCORPORATED
          1993 NON-QUALIFIED STOCK OPTION AGREEMENT


      This Agreement is entered into as of August 16, 1995 (the "Effective Date"), by and between Mirage Resorts, Incorporated ("MRI") and Stephen A. Wynn ("Grantee"), pursuant to MRI's 1993 Stock Option and Stock Appreciation Rights Plan (the "Plan").

       1.   MRI hereby grants to Grantee a Non-Qualified
Option to purchase 1,000,000 shares of MRI's $.008 par value common stock (the "Shares") at a price of $32.375 per share
(the "Options").

       2. The term of the Options shall be for a period of ten years, commencing on the effective date, except as otherwise expressly provided below with respect to the earlier or later termination of the Options.

          3.   The Options may be exercised only as follows:

               (a) No portion of the Options may be exercised prior to the expiration of the one
               (1) year period commencing on the Effective Date, at which time twenty percent (20%) of the Options may be exercised;

               (b) Upon the expiration of each additional one (1) year period, an additional twenty percent (20%) of the Options may be exercised so that upon the expiration of the five (5) year period commencing on the Effective Date, all of the Options may be exercised.

               (c)   The Options may not be exercised as  to
               less than 1,000 Shares at any one time unless they are exercised with respect to all of the Shares then subject to exercise; and

               (d) Except as otherwise expressly provided herein, the Options may be exercised at any time or from time to time during their term as to any part of or all of the Shares subject thereto.

               Notice of any exercise of the Options shall be in writing and delivered in person or by registered or certified mail to MRI at its principal office at 3400 Las Vegas Blvd., S., Las Vegas, NV 89109. Such notice shall state the number of Shares with respect to which the Options are being exercised and shall be accompanied by full payment

                       EXHIBIT 1
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
for all Shares being purchased, which may consist of cash or the delivery of Shares, to be valued for such purpose at the fair market value of such Shares as of the close of business on the day prior to exercise. MRI shall deliver to Grantee a certificate or certificates evidencing such Shares as soon as practicable after such notice and payment is received. MRI's Board of Directors or any Committee appointed pursuant to the Plan may waive any limitations upon exercise contained herein.

      4.   The   Options  shall  not  be  assignable   or
transferable by Grantee by operation of law or otherwise except by will or the laws of descent and distribution, shall not be subject to execution, attachment or similar process and during the Grantee's lifetime, may only be exercised by the Grantee or in the event of his incapacity, his guardian or legal representative.

      5. Except as provided in paragraph 6 hereof, in the event of the termination of Grantee's employment or other relationship with MRI or any subsidiary or affiliated corporation of MRI, the Options shall terminate as to any Shares which were not subject to exercise as of the date of termination. With respect to Shares subject to exercise as of the date of termination, Grantee may exercise the Options as to such Shares only within the three month period following the date of termination and following the expiration of such three month period, the Options shall terminate unless Grantee has been rehired or re-engaged and is employed or engaged on the date when the Options would otherwise terminate. A leave of absence approved in writing by MRI's Board of Directors or any Committee appointed pursuant to the Plan shall not be deemed termination of Grantee's employment or other relationship, but Grantee may not exercise any Options during such leave of absence except during the first three months thereof. Notwithstanding anything in this paragraph 5 to the contrary, if the Grantee is subject to Section 16(b), upon termination of the Grantee's employment or other relationship with MRI or upon commencement of an approved leave of absence, Grantee's right to exercise any Options shall not expire until the first day after the date on which the exercise of such Options would not subject the Grantee to Section 16(b) liability. Nothing in this Agreement shall confer upon Grantee any rights except as specifically provided herein or any right to continue any relationship with or to remain in the employ of MRI or any subsidiary or affiliated corporation of MRI or interfere with MRI's or any such other corporation's rights to terminate his employment or other relationship at any time for any reason.

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
      6. If the Grantee shall die or become Permanently Disabled while employed by or during the period of any other relationship with MRI, or any subsidiary or affiliated corporation of MRI, the Options may be exercised (to the extent otherwise permitted hereunder as of the date of death or Permanent Disability) by Optionee or Optionee's Successor at any time within one year after the date of death or Permanent Disability, irrespective of the time limitations contained in Paragraphs 2 and 5 hereunder but the Options shall terminate in all events following the expiration of such one year period.

      7. If, after the date hereof, MRI shall effect or become a party to any stock dividend, stock split, recapitalization, merger, consolidation, reorganization or similar event affecting its outstanding Shares, the Shares subject to these Options and the purchase price thereof shall be proportionately and equitably adjusted in the customary manner without change in the total consideration payable upon exercise of the Options or any portion thereof consistent with the provisions of the Plan and MRI and the Grantee shall each have the other rights and obligations specified in the Plan upon the occurrence of any such events. Adjustments and determinations under this paragraph 7 shall be made by the Board of Directors of MRI, whose decisions shall be final, binding and conclusive.

      8. Grantee shall not have any of the rights of a shareholder of MRI until certificates evidencing all Shares purchased hereunder are properly delivered to him. Notwithstanding any provision to the contrary contained herein, the exercise of all or any portion of the Options and the delivery of certificates for Shares hereunder shall be subject to the condition that if at any time MRI shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of Shares thereunder, then in any such event, such exercise and delivery shall not be effective or made until such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to MRI.

       9. This Agreement has been entered into pursuant to the Plan and is subject in all particulars to the terms, conditions and definitions set forth in the Plan, all of which are incorporated herein by this reference and made a part hereof. In the event of any conflict or inconsistency between any of the provisions of this Agreement and the Plan, the provisions of the Plan shall govern and control.

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
     10. This Agreement shall be controlled, construed and enforced in accordance with the laws of Nevada.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date specified herein.

                                MIRAGE RESORTS, INCORPORATED


                                By: BRUCE A. LEVIN
                                Bruce A. Levin, Vice President
                                and General Counsel





                                STEPHEN A. WYNN
                                Stephen A. Wynn

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